UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Limeade, Inc.
(Exact name of registrant as specified in its charter)

Washington		06-1771116
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

10885 NE 4th Street Suite #400
Bellevue, WA		98004
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (888) 830-9830
With copies to:
Eric DeJong, Esq.		Sarah S. Visbeek
J. Sue Morgan, Esq.		Corporate Secretary
Perkins Coie LLP		Limeade, Inc.
1201 3rd Avenue		10885 NE 4th Street, Suite #400
Seattle, WA 98101		Bellevue, WA 98004
Telephone: (206) 359-8000		Telephone: (888) 830-9830
Securities to be registered pursuant to Section 12(b) of the Act: None
Securities to be registered pursuant to Section 12(g): Common stock, no par value per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form 10 (File No. 000-56464) is being filed solely to file exhibits. No changes have been made to the other sections of the Registration Statement. Accordingly, they have been omitted.

ITEM 15.    FINANCIAL STATEMENTS AND EXHIBITS
(b) Exhibits

Exhibit Number	Exhibit Description
3.1	Amended and Restated Articles of Incorporation
3.2*	Amended and Restated Bylaws
10.1†	Form of Director Agreement
10.2*†	Limeade Amended and Restated 2006 Stock Plan
10.3*†	Limeade Amended 2016 Stock Plan
10.4*†	Limeade 2019 Omnibus Incentive Plan
10.5†	Form of Option Agreement under 2019 Omnibus Incentive Plan
10.6†	Form of Notice of Award for RSUs
10.7	Revolving Credit and Security Agreement between Limeade and Comerica Bank
10.7(1)	First Amendment to the Revolving Credit and Security Agreement between Limeade and Comerica Bank
10.7(2)	Second Amendment to the Revolving Credit and Security Agreement between Limeade and Comerica Bank
10.7(3)	Third Amendment to the Revolving Credit and Security Agreement between Limeade and Comerica Bank
10.8†	Executive Employment Agreement, dated August 1, 2021, between Limeade and Larry Colagiovanni
10.9†	Executive Employment Agreement, dated April 27, 2022, between Limeade and Todd Spartz
10.10†	Executive Employment Agreement, dated April 24, 2022, between Limeade and Henry Albrecht
10.11*	Lease Agreement, dated August 1, 2018, between Limeade and Hines Global REIT Summit Holdings LLC
10.12*	Lease Agreement, dated August 17, 2017, between TINYhr and Selig Holdings Company
21.1*	Subsidiaries of Registrant
*Previously filed
† Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LIMEADE, INC.
(Registrant)
	By:	/s/ Henry Albrecht
		Name:	Henry Albrecht
Date: December 2, 2022		Title:	Chief Executive Officer